Exhibit 8.(m)

THIS AGREEMENT is made and entered into as of the 1st day of November, 2007 by and among PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY (the “Company”), an Alabama corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an “Account”), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the “Fund”), a Maryland corporation, MORGAN STANLEY DISTRIBUTION, INC. (the “Underwriter”), a Delaware corporation, and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser”), a Delaware corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Insurance Products”) and (ii) the investment vehicle for certain qualified pension and retirement plans (“Qualified Plans”); and

WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund, the Underwriter and the Adviser (the “Participating Insurance Companies”); and

WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement; and

WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B hereto (each such series referred to as a “Portfolio”), as such Schedule may be amended from time to time by mutual agreement of the parties hereto, to the Account(s) of the Company (all references herein to “shares” of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (“SEC”), dated September 19, 1996 (File No. 812-10118), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (the “Shared Funding Exemptive Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Adviser manages the Portfolios of the Fund; and

WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Company offers or proposes to offer certain Variable Insurance Products that it has registered (or will register) under the 1933 Act (the “Registered Contracts”), as well as other Variable Insurance Products that are not registered under the 1933 Act (the “Unregistered Contracts,” and together with the Registered Contracts, the “Contracts”), each as set forth on Schedule A hereto; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered (or will register) certain Accounts as unit investment trusts under the 1940 Act that are attributable to the Registered Contracts (the “Registered Accounts”), while certain other Accounts that are attributable to the Unregistered Contracts will not be registered under the 1940 Act (the “Unregistered Accounts,” and together with the Registered Accounts, the “Accounts”), each as set forth on Schedule A hereto; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios, on behalf of each Account or sub-Account thereof (together, as applicable, an “Account”), to fund the Contracts and the Underwriter is authorized to sell such shares to each such Account at net asset value; and

WHEREAS, the Fund, acting through the Fund’s transfer agent, has established a master account on its mutual fund shareholder account system (the “T/A Account”) reflecting the aggregate ownership of shares of the Fund and all transactions involving such shares by the Company on behalf of the Accounts; and

WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to permit the Fund to receive, and the Company, or its authorized agent, to transmit, purchase, exchange and redemption orders of Portfolio shares using either manual procedures or the National Securities Clearing Corporation (“NSCC”) Fund/SERV System (“Fund/SERV”), as set forth in the attached Schedule D; and

WHEREAS, if the Company, the Fund, the Underwriter and the Adviser wish to receive and transmit Fund shares via Fund/SERV, it is intended that the Fund and the Company will establish an account using Fund/SERV (the “Fund/SERV Account”) that will reflect corresponding transactions and Fund share balances in the T/A Account.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

ARTICLE I.  Purchase and Redemption of Fund Shares

1.1.                              The Fund and the Underwriter agree to make available for purchase by the Company shares of the Portfolio(s) and shall execute purchase orders placed for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of such purchase order.  For purposes of this Section 1.1, and for purposes of Rule 22c-1 under the 1940 Act, the Company shall be the designee of the Fund and the Underwriter for receipt of such purchase orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such purchase orders are received and transmitted in accordance with the Operating Procedures attached hereto as Schedule D (the “Operating Procedures”).  “Business Day” shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

1.2.                              The Fund, so long as this Agreement is in effect, agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to SEC rules and the Fund shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange, Inc. is open for trading.  Notwithstanding the foregoing, the Board of Trustees of the Fund (the “Board”) may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3.                              The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified plans.  No shares of a Portfolio will be sold to the general public.

1.4.                              The Fund and the Underwriter agree to redeem for cash, on the Company’s request, any full or fractional shares of the Portfolio(s) held by the Company, executing such redemption requests for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.  Subject to and in accordance with applicable laws and regulations, however, the Fund reserves the right to redeem shares of the Portfolios for assets other than cash.  For purposes of this Section 1.4, and for purposes of Rule 22c-1 under the 1940 Act, the Company shall be the designee of the Fund and the Underwriter for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such redemption requests are received and transmitted in accordance with the Operating Procedures.

1.5.                              The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.  The Company will give the Fund, the Underwriter and the Adviser forty-five (45) days written notice of its intention to make available in the future any other investment company as a funding vehicle under the Contracts.

1.6.                              The Fund and the Company will settle all purchase and redemption orders transmitted pursuant to Sections 1.1 and 1.4 of this Agreement, respectively, in accordance with the Operating Procedures.

1.7.                              Issuance and transfer of the Fund’s shares will be by book entry only.  Share certificates will not be issued to the Company or any Account.  Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.8.                              The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act.  Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.  Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund ninety (90) days prior written notice of its intention to do so.

ARTICLE II.  Representations and Warranties

2.1.                              The Company represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV; (iii) it will abide by the rules and regulations of the NSCC; (iv) it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable laws and regulations; (v) it has registered or, prior to any issuance or sale of the Registered Contracts, will register and will thereafter maintain the registration of each Registered Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Registered Contracts; (vi) the Unregistered Accounts are exempt from the registration requirements of the 1940 Act under the provisions of Section 3(c)(1) or 3(c)(7) thereof; and (vii) the Unregistered Accounts are exempt from the provisions of Section 12(d)(1) of the 1940 Act under the provisions of Section 12(d)(1)(E) of the 1940 Act.  The Company further represents and warrants that: (i) the Registered Contracts are or will be registered and shall remain registered under the 1933 Act; (ii) the Unregistered Contracts are exempt from the registration requirements of the 1933 Act under the provisions of Section 4(2) thereof; (iii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iv) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.  The Company shall amend the registration statement for the Registered Accounts and the Registered Contracts under the 1940 Act and the 1933 Act, respectively, from time to time as required in order to effect the continuous offering of the Registered Contracts; moreover, the Company will notify the Fund immediately in writing of any changes in facts or circumstances leading the Company to believe that any of the exemptions described above with respect to the Unregistered Contracts or Unregistered Accounts are not applicable as represented.

2.2.                              The Fund and the Underwriter represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act.  The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3.                              The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will use its reasonable efforts to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify.

2.4.                              The Company represents and warrants that each Account is and will continue to be a “segregated asset account” under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder and that each Contract is and will continue to be treated as a “variable contract” under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder.  The Company further represents and warrants that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that any Account or Contract has ceased to be so treated or that any Account or Contract might not be so treated in the future.

2.5.                              The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have the Board, at least a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6.                              The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.7.                              The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.  The Fund represents and warrants that it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV, and will abide by the rules and regulations of the NSCC.

2.8.                              The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

2.9.                              The Underwriter represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

2.10.                        The Fund represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as currently required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Account(s) are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company and/or the Account(s) that is reasonable and customary in light of the Company’s obligations under this Agreement.  The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company in an amount not less than $5 million.  The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund, the Underwriter and the Adviser in the event that such coverage no longer applies.

ARTICLE III.  Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1.                              The Fund or its designee shall provide the Company with as many printed copies of the Fund’s current prospectus and statement of additional information as the Company may reasonably request.  If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund’s prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus or other disclosure document for the Contracts and the Fund’s prospectus (and statement of additional information for the Fund and the statement of additional information for the Registered Contracts) printed together in one document.  Alternatively, the Company may print the Fund’s prospectus and/or its statement of additional information in combination with other fund companies’ prospectuses and statements of additional information.

3.2.                              Except as provided in this Section 3.2, all expenses of preparing, setting in type, printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company.  For prospectuses and statements of additional information provided by the Company to its Contract owners who currently own shares of one or more Portfolios (“Existing Contract Owners”), in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund.  If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund’s prospectus, the Fund shall bear the cost of typesetting to provide the Fund’s prospectus to the Company in the format in which the Fund is accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses or other disclosure documents.  In such event, the Fund will reimburse the Company in an amount equal to the product of “x” and “y”, where “x” is the number of such disclosure documents distributed to Existing Contract Owners and “y” is the Fund’s per unit cost of printing the Fund’s prospectus.  The same procedures shall be followed with respect to the Fund’s statement of additional information.  The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the costs of printing, typesetting or distributing any prospectuses or statements of additional information other than the costs of printing those prospectuses or statements of additional information actually distributed to Existing Contract Owners.

3.3.                              The statement of additional information of the Fund shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

3.4.                              The Fund or its designee shall provide the Company with as many printed copies of the Fund’s current shareholder report as the Company may reasonably request.  If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund’s shareholder reports, and such other assistance as is reasonably necessary in order for the Company twice each year (once for the Fund’s semi-annual report and once for the Fund’s annual report) to have the reports for the Contract Owners and the Fund’s shareholder reports printed together in one document.  Alternately, the Company may print the Fund’s shareholder reports in combination with other fund companies’ shareholder reports.

3.5.                              Except as provided in this Section 3.5, all expenses of preparing, setting in type, printing and distributing Fund shareholder reports shall be the expense of the Company.  For Fund shareholder reports provided by the Company to its Contract owners who currently own shares of one or more Portfolios (“Existing Contract Owners”), in order to deliver such reports as required by the 1934 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund.  If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund’s shareholder reports, the Fund shall bear the cost of typesetting to provide the Fund’s shareholder reports to the Company in the format in which the Fund is accustomed to formatting shareholder reports, and the Company shall bear the expense of adjusting or changing the format to conform with any of its reports to Contract Owners.  In such event, the Fund will reimburse the Company in an amount equal to the product of “x” and “y”, where “x” is the number of such shareholder reports distributed to Existing Contract Owners and

“y” is the Fund’s per unit cost of printing the Fund’s shareholder reports.  The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the costs of printing, typesetting or distributing any shareholder reports other than the costs of printing those shareholder reports actually distributed to Existing Contract Owners.

3.6                                 The Fund, at its expense, shall provide the Company with copies of its proxy statements and other communications (except for prospectuses and statements of additional information that are covered in Section 3.1 and reports to shareholders that are covered in Section 3.4) to shareholders in such quantity as the Company shall reasonably require for distributing to Existing Contract Owners.  The Fund shall not pay any costs of distributing such materials to prospective Contract owners.

3.7.                              If and to the extent required by law, the Company shall distribute all proxy materials furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

(i)                       solicit voting instructions from Contract owners;

(ii)                    vote the Portfolio shares in accordance with instructions received from Contract owners; and

(iii)                 vote Portfolio shares for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.  The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law.  If the Company is required to solicit voting instructions, the Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxies and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference.  Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund (and for which the soliciting of voting instructions is required) calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

3.8.                              The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act.  Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV.  Sales Material and Information

4.1.                              The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or the Adviser is named, at least ten (10) Business Days prior to its use.  No such material shall be used without the prior approval of the Fund or its designee.  The Fund shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

4.2.                              The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund which are in the public domain or approved by the Fund for distribution to Fund shareholders, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

4.3.                              The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s) or Contract(s) are named at least ten (10) Business Days prior to its use.  No such material shall be used if the Company or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

4.4.                              Neither the Fund, the Underwriter nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement, prospectus, offering memorandum or other disclosure document for the Contracts, as such documents may be amended or supplemented from time to time, or in reports or proxy statements for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.                              The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares and are relevant to the Company or the Contracts.

4.6.                              The Company will provide to the Fund, to the extent applicable, at least one complete copy of all registration statements, prospectuses, statements of additional information, offering memoranda or other disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to investment in the Fund or the Portfolios under the Contracts.

4.7.                              For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, offering memoranda, prospectuses, statements of additional information or other disclosure documents, shareholder reports, and proxy materials.

ARTICLE V.  Fees and Expenses

5.1.                              The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing.

5.2.                              All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund.  The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale.  Except as otherwise set forth in Section 3.2 of this Agreement, the Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

5.3.                              The Company shall bear the expenses of distributing the Fund’s prospectus, statement of additional information, proxy materials and reports to owners of Contracts issued by the Company.

ARTICLE VI.  Diversification

6.1.                              The Fund will use its best efforts to at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.  In the event the Fund ceases to so qualify, it will take reasonable steps to

(a) notify the Company of such event and (b) adequately diversify the Fund so as to achieve compliance within the time period afforded by Regulation 1.817-5.

ARTICLE VII.  Potential Conflicts

7.1.                              The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund.  An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners.  The Fund shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

7.2.                              The Company will report any potential or existing conflicts of which it is aware to the Board.  The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised.  This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.  The Company agrees that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.3.                              If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.  No charge or penalty will be imposed as a result of such withdrawal.  The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.4.                              If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  No charge or penalty will be imposed as a result of such withdrawal.  The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.5.                              For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

7.6.                              If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

7.7.                              Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof and in the Shared Funding Exemptive Order.  Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

ARTICLE VIII.  Contract Holder Information

8.1                                 Agreement to Provide Contract Holder Information Pursuant to Rule 22c-2

(i)                                     For purposes of this Article VIII, the following terms shall have the following meanings:

The term “Contract Holder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Contract holder that results in a transfer of assets within a Contract to a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Portfolio as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Portfolio through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

The term “Contract Holder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Contract holder that results in a transfer of assets within a Contract out of a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Portfolio as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Portfolio as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

(ii)                                  To the extent required by Rule 22c-2 under the 1940 Act, or in the event the Company has the ability to do so, the Company agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all Contract holders and the amount, date, name or other identifier of any investment professional(s) associated with the Contract holder(s) or account(s) (if known), and transaction type (purchase, redemption, transfer or exchange) of every Contract Holder-Initiated Transfer Purchase and every Contract Holder-Initiated Transfer Redemption of shares of the Portfolio(s) held through one or more account(s) maintained by the Company during the period covered by the request (“transaction information”).

(iii)                               Requests must set forth a specific period, not to exceed ninety (90) business days from the date of the request, for which transaction information is sought.  The Fund may request transaction information older than ninety (90) business days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Portfolio(s) issued by the Fund.

(iv)                              The Company agrees to transmit the requested transaction information that is on its books and records to the Fund or its designee promptly, but in any event not later than ten (10) business days after receipt of a request.  If the requested transaction information is not on the Company’s books and records, the Company agrees to: (i) provide or arrange to provide to the Fund the requested transaction information from Contract holders who hold an account with an indirect intermediary; or (ii) if directed by the Fund, restrict or prohibit further purchases of shares of the Portfolio(s) from such indirect intermediary.  In such instance, the Company agrees to inform the Fund whether it plans to perform (i) or (ii).  Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.  To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as set forth in Rule 22c-2.

8.2                                 Agreement to Restrict Trading; Instructions; Confirmations

(i)                                     To the extent required by Rule 22c-2, or in the event the Company has the ability to do so, the Company agrees to execute written instructions from the Fund to restrict or prohibit Contract Holder-Initiated Transfer Purchases or Contract Holder-Initiated Purchase Redemptions of shares of the Portfolio(s) by a Contract holder that has been identified by the Fund as having engaged in transactions of Portfolio shares (directly or indirectly through the Company’s account) that violate market timing or frequent trading policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Portfolio shares issued by the Fund.

(ii)                                  Instructions must include the TIN, ITIN or GII, if known, and the specific restrictions(s) to be executed.  If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Contract holder(s) or account (s) or other agreed upon information to which the instruction relates.

(iii)                               The Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company.

(iv)                              The Company must provide written confirmation to the Fund that instructions have been executed.  The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

8.3                                 Limitations on Use of Information

The Fund agrees not to use the transaction information received from the Company for marketing or any other similar purpose without the prior written consent of the Company.

ARTICLE IX.  Anti-Money Laundering

9.1.                              The Company represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and applicable guidance issued by the SEC and the guidance and rules of the applicable Exchanges, SROs and FINRA (collectively, “Guidance”).

9.2.                              In connection with the Fund’s reliance on Company to perform Customer Identification Program (“CIP”) procedures on its behalf, the Company represents and warrants that (1) Company is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-money laundering program consistent with the USA PATRIOT Act and the rules thereunder; (2) Company is regulated by a Federal functional regulator as that term is defined under 31.C.F.R.

§103.120(a)(2); (3) Company has implemented a CIP compliant with Section 326 and 31 C.F.R. §103.137(b) that enables Company to form a reasonable belief that it knows the true identity of its customers, including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether the customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; and (4) Company will certify annually that it has implemented its anti-money laundering program and that it or its agent will perform all aspects of its CIP procedures with respect to customers referred to the Fund by the Company.

9.3.                              The Company represents and warrants that to the extent that any owner of a Contract which provides for the allocation of purchase payments and Contract value to subaccounts investing in shares of a Portfolio is a current or former Senior Foreign Political Figure (“SFPF”), an immediate family member of a SFPF, a person who is widely known (or is actually known by the Company) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

9.4.                              The Company represents and warrants that to the extent any owner of a Contract is a foreign bank, it has taken reasonable measures and has obtained certifications and will obtain re-certifications that indicate that such Contract owner is not a foreign shell bank, as defined in the BSA Regulations.

9.5.                              The Company will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Contract from:

(i)  A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

(ii)  A foreign shell bank (i.e., a bank with no physical presence in any country).

9.6                                 The Company agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of the Fund if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Funds.

9.7                                 The Company agrees that if the Fund, Underwriter or Adviser is required to supply information, documentation or guidance to a securities regulatory organization (“SRO”) or government department or agency about the CIP of the Fund or the Underwriter or the Adviser or the measures taken to obtain information and to verify the identity of  any owner of a Contract who has allocated purchase payments or Contract value to Portfolios available under the

Contract, Company shall allow such SRO or government department or agency to examine its files pertaining to such Contract owner.

ARTICLE X.  Indemnification

10.1.                        Indemnification by the Company

10.1(a).  The Company agrees to indemnify and hold harmless the Fund, the Underwriter, the Adviser and each member of the Board and each officer and employee of the Fund, and each director, officer and employee of the Underwriter and the Adviser, and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party,” for purposes of this Section 10.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)        arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, offering memorandum or other disclosure document for the Contracts or contained in the Contracts or sales or other promotional literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus, offering memorandum or other disclosure document for the Contracts or in the Contracts or sales or other promotional literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)       arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)      arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv)      arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)       arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 10.1(b) and 10.1(c) below.

10.1(b).  The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

10.1(c).  The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

10.1(d).  The Fund, the Underwriter or the Adviser, as applicable, will promptly notify the Company of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Fund.

10.2.                        Indemnification by the Underwriter

10.2(a).  The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party,” for purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

(i)        arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)       arise out of or as a result of statements or representations (other than statements or representations contained in registration statement, prospectus, offering memorandum, other disclosure document or sales or other promotional literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Underwriter or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)      arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memorandum, other disclosure document or sales or other promotional literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv)      arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

(v)       arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 10.2(b) and 10.2(c) below.

10.2(b).  The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

10.2(c).  The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof.  The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

10.2(d).  The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

10.3.                        Indemnification by the Adviser

10.3(a)  The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party,” for purposes of this Section 10.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

(i)        arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)       arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, offering memorandum, other disclosure document or sales or other promotional literature for the Contracts not supplied by the Fund or the Adviser or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Adviser or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)      arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memorandum, other disclosure document or sales or other promotional literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

(iv)      arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

(v)                     arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 10.3(b) and 10.3(c) below.

10.3(b).  The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

10.3(c).  The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof.  The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

10.3(d).  The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

ARTICLE XI.  Applicable Law

11.1.        This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

11.2.        This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XII.  Termination

12.1.        This Agreement shall continue in full force and effect until the first to occur of:

(a)                      termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b)                     termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that said termination shall become effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares of the Portfolio to reasonably meet the requirements of the Contracts within said ten (10) day period; or

(c)                      termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)                     termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

(e)                      termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)                        termination by the Fund, the Underwriter or the Adviser by written notice to the Company if the Fund, the Underwriter or the Adviser, as applicable, shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)                     termination by the Company by written notice to the Fund, the Underwriter and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)                     termination by the Fund, the Underwriter or the Adviser by written notice to the Company, if the Company gives the Fund, the Underwriter and the Adviser the written notice specified in Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 12.1(h) shall be effective forty-five (45) days after the notice specified in Section 1.5 was given; or

(i)                         termination by any party to this Agreement upon another party’s material breach of any provision of this Agreement.

12.2.        Notwithstanding any termination of this Agreement with respect to a Portfolio, the Fund and the Underwriter shall at the option of the Company continue to make available additional shares of the Portfolio, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the “Existing Contracts”), unless such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory authority, or unless the Board determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio.  Specifically, subject to the foregoing, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolio, redemption of investments in the Portfolio and/or investment in the Portfolio upon the making of additional purchase payments under the Existing Contracts.  The parties agree that this Section 12.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

ARTICLE XIII.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

The Universal Institutional Funds, Inc.

c/o Morgan Stanley Investment Management Inc.

522 Fifth Avenue

New York, New York 10036

Attention:  President

If to the Underwriter:

Morgan Stanley Distribution, Inc.

c/o Morgan Stanley Investment Management Inc.

522 Fifth Avenue

New York, New York 10036

Attention:  General Counsel

If to the Adviser:

Morgan Stanley Investment Management Inc.

522 Fifth Avenue

New York, New York 10036

Attention:  General Counsel

If to the Company:

Protective Life and Annuity Insurance Company

2801 Highway 280 South

Birmingham, AL 35223

Attention:  Senior Associate Counsel — Variable Annuities

ARTICLE XIV.  Miscellaneous

14.1.        All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund.

14.2.        Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any “non-public personal information” about any “consumer” of another party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another party (“Confidential Information”).  Each party agrees not to disclose, disseminate or utilize another party’s Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other party, (iii) where the Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) as otherwise required or permitted under applicable law.

14.3.        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.4.        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

14.5.        If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.6.        Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish state insurance authorities with any information or reports in connection with services provided under this Agreement which such authorities may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable law and regulations.

14.7.        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.8.        This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

14.9.        If requested by the Fund, the Underwriter or the Adviser, the Company shall furnish, or shall cause to be furnished, to the requesting party or its designee copies of the following documents:

(a)                      the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

(b)                     the Company’s quarterly statements (prepared under statutory accounting principles and GAAP, if any), as soon as practical and in any event within forty-five (45) days after the end of each quarterly period;

(c)                      any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)                     any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof; and

(e)                      any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

14.10.      Unless otherwise specifically provided in this Agreement, no provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative of the date specified above.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:
Name: John R. Sawyer
Title: Vice President and Managing Director - Annuities

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:
Name:
Title:

MORGAN STANLEY DISTRIBUTION, INC.

By:
Name:
Title:

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:
Name:
Title:

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and	Form Number and Name of
Date Established by Board of Directors	Contract Funded by Separate Account

Variable Annuity Account A of Protective Life	Elements Classic NY variable annuity contract
FORM AF-2022

ProtectiveAccess XL NY variable annuity contract
FORM AF-2122-R2

Protective Rewards II NY variable annuity contract
FORM AF-2121

Protective Rewards Elite NY variable annuity contract
FORM AF-2121

A-1

SCHEDULE B

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

AVAILABLE UNDER THIS AGREEMENT

Equity and Income Portfolio — Class II Shares

Global Real Estate Portfolio — Class II Shares

International Growth Equity — Class II Shares

B-1

SCHEDULE C

PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund.  The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Company” shall also include the department or third party assigned by the Company to perform the steps delineated below.

•                                          The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from Contract owners and to facilitate the establishment of tabulation procedures.  At this time the Fund will inform the Company of the Record, Mailing and Meeting dates.  This will be done verbally approximately two months before the shareholder meeting.

•                                          Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each Contract owner/policyholder (the “Customer”) as of the Record Date.  Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2.  The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

•                                          The Fund’s Annual Report must be sent to each Customer by the Company either before or together with the Customers’ receipt of voting instruction solicitation material.  The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.4 of the Participation Agreement to which this Schedule relates.

•                                          The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Fund.  The Company, at its expense, shall produce and personalize the Voting Instruction Cards.  The Fund or its affiliate must approve the Card before it is printed.  Allow approximately 2-4 Business Days for printing information on the Cards.  Information commonly found on the Cards includes:

•              name (legal name as found on account registration)

•              address

•              fund or account number

•              coding to state number of units

•                                          individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

•                                          During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document).  Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company).  Contents of envelope sent to Customers by the Company will include:

•                                          Voting Instruction Card(s)

•                                          One proxy notice and statement (one document)

•                                          return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

•                                          “urge buckslip” - optional, but recommended (this is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important; one copy will be supplied by the Fund.)

•                                          cover letter — optional; supplied by Company and reviewed and approved in advance by the Fund

•                                          The above contents should be received by the Company approximately 3-5 Business Days before mail date.  Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness.  Copy of this approval sent to the Fund.

•                                          Package mailed by the Company.

*                                         The Fund must allow at least a 15-day solicitation time to the Company as the shareowner.  (A 5-week period is recommended.)  Solicitation time is calculated as calendar days from (but not including,) the shareholder meeting, counting backwards.

•                                          Collection and tabulation of Cards begins.  Tabulation usually takes place in another department or another vendor depending on process used.  An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note:  Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by the Fund in the past.

•                                          Signatures on Card checked against legal name on account registration that was printed on the Card.

Note:  For Example, if the account registration is under “John A. Smith, Trustee,” then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

•                                          If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope.  The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation.  Any Cards that have been “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why they did not complete the system.  Any questions on those Cards are usually remedied individually.

•                                          There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation.  The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated.  If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur.  This may entail a recount.

•                                          The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.)  The Fund must review and approve tabulation format.

•                                          Final tabulation in shares is verbally given by the Company to the Fund on the morning of the shareholder meeting not later than 10:00 a.m. Eastern time.  The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the shareholder meeting.

•                                          A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote.  The Fund will provide a standard form for each Certification.

•                                          The Company will be required to box and archive the Cards received from the Customers.  In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

•                                          All approvals and “signing-off” may be done orally, but must always be followed up in writing.

SCHEDULE D

Operating Procedures

Unless otherwise defined below, all capitalized terms have the meanings specified in the Participation Agreement, each of which this Exhibit is a part.

I.                                         FUND/SERV AND NETWORKING PROCEDURES

A.            Fund/SERV Account Establishment.  All parties hereto agree and acknowledge that the Company or its designee may not open or establish any new accounts through Fund/SERV or NSCC’s Networking system (“Networking”) without the prior written consent of the Fund.  The Company further acknowledges that the Fund reserves the right to reject any new Fund/SERV or Networking accounts established by the Company that have not been previously approved by the Fund in writing.

B.            Transmittal of Portfolio Information.  With respect to each Portfolio, the Fund will provide the Company or its designee, via the NSCC’s Mutual Fund Profile System, with (i) the net asset value per share of the Portfolio (the “Share Price”) on each Business Day, determined as of the time specified in the Portfolio’s prospectus (“Close of Trading”); (ii) dividend and capital gains distribution information on ex-date, but no later than the first Business Day following each ex-date established for the payment of dividends or capital gains distributions by the Portfolio; and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor.  The Fund will use its best efforts to communicate such information to the Company or its designee via the NSCC’s Mutual Fund Profile System by 7:00 p.m. Eastern Time each Business Day; provided, however, that the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time due to extraordinary or unforeseen circumstances.

C.            Transmittal of Orders.  The Company agrees that, unless otherwise agreed to in writing with the Fund, orders for the purchase, exchange or redemption of Fund shares (“Instructions”) received by the Company prior to the Close of Trading on any Business Day (“Day 1”) will be transmitted to the Fund’s transfer agent via Fund/SERV and accepted by Fund/SERV prior to 10 a.m. Eastern Time on the following Business Day (“Day 2”) (such orders are referred to as “Day 1 Trades”).  Each transmission by the Company or its designee of a purchase, exchange or redemption order relating to a Business Day (“Order”) will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase, exchange and redemption Instructions so received by the Company.

In the event that Orders for any Business Day are not transmitted to the Fund via Fund/SERV and accepted by Fund/SERV prior to 10 a.m. Eastern Time on Day 2, the Company or its designee shall transmit such Orders to the Fund in accordance with the Manual Procedures below.  If such Orders are not transmitted to the Fund in accordance with the Manual Procedures, the Fund reserves the right, in its sole discretion, to reject, reverse or re-price the Orders

(notwithstanding that the Company may have received Fund/SERV confirmation of the Orders) and the Company will be responsible for reimbursement of any loss sustained by the Fund that may arise out of the improper transmittal of such Orders.

All Orders transmitted to the Fund via Fund/SERV will be communicated in accordance with Fund/SERV rules, guidelines and procedures.  The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

D.            Fund/SERV Confirmation.  All Orders transmitted in accordance with Section C of these Fund/SERV and Networking Procedures are subject to acceptance by the Fund and shall become effective only upon confirmation by the Fund.  The Fund or its designee will transmit a confirmation via Fund/SERV that will set forth, for each T/A Account, the number of Portfolio shares purchased, exchanged and redeemed, the beginning and ending share balances, and the net asset value per share.  The Fund reserves the right, in its sole discretion, (i) to reject any Order (notwithstanding that Company may have received Fund/SERV confirmation of the Order), and (ii) to require any Order to be settled outside of Fund/SERV, in which case the Fund shall not confirm such Order via Fund/SERV and such Order shall settle in accordance with the Manual Procedures discussed below.

E.             Pricing of Orders.   Day 1 Trades communicated to the Fund as provided under Section C of these Fund/SERV Procedures will be effected at the Share Price for the applicable Portfolio on Day 1.

F.             Settlement.  Day 1 Trades confirmed by the Fund via Fund/SERV will settle in U.S. dollars in accordance with the Fund’s profile within Fund/SERV applicable to the Company.

G.            Dividends and Other Distributions.  The Fund or designee will furnish the Company or its designee notice of any dividends or other distributions payable on the shares of each Portfolio via Networking.  Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the T/A Account(s) and the Fund or its designee will notify the Company or its designee, via Networking, as to the number of shares so issued.

H.            Account Reporting and Verification.  The Fund or its designee will transmit or make available to the Company, via Networking, a report containing any transactions or other activity occurring in a T/A Account on a Business Day, including any Fund/SERV transactions, and the share balance for each T/A Account in accordance with Fund/SERV’s Networking guidelines.  The Company will promptly review and verify this information on Networking and immediately advise the Fund or designee in writing of any discrepancies between the Company’s records and the balance in the T/A Account(s).

If the Company chooses not to utilize Networking, the Fund or designee will deliver to the Company a physical statement for the preceding calendar month reflecting the shares of each Portfolio held by the T/A Account(s) as of the end of such preceding  month and all purchases, exchanges and redemptions by the Company of shares of a Portfolio during such preceding month.  The Company will, immediately on receipt of any physical confirmation or statement concerning an Account, verify the information contained therein against the information contained on the Company’s record-keeping system and immediately advise the Fund in writing of any discrepancies between such information.

The Fund and the Company will cooperate to resolve any such discrepancies mentioned in this Section H as soon as reasonably practicable.

I.              Processing Adjustments.  In the event of any error or delay with respect to these Fund/SERV and Networking Procedures that is caused by the Fund or its designee, the Fund will make any adjustments on its (or its transfer agent’s) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system.  The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Fund/SERV and Networking Procedures.

J.             Fund/SERV Unavailability.  If the Fund/SERV and Networking systems are unavailable for any reason, or if it is otherwise impracticable to operate in accordance with these Fund/SERV and Networking Procedures, transactions shall be processed in accordance with the Manual Procedures below.

II.  MANUAL PROCEDURES

A.            Transmittal of Portfolio Information.  With respect to each Portfolio, the Fund or it transfer agent will provide the Company with (i) the Share Price determined as of the Close of Trading on each Business Day; (ii) dividend and capital gains distribution information on ex-date, but no later than the first Business Day following each ex-date established for the payment of dividends or capital gains distributions by the Portfolio; and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor.  The Fund will use its best efforts to communicate, or have its transfer agent communicate, such information to the Company or its designee by 7:00 p.m. Eastern Time each Business Day; however, the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time due to extraordinary or unforeseen circumstances.

B.            Transmittal of Orders.  The Company agrees that, unless otherwise agreed to in writing with the Fund, Instructions received by the Company prior to the Close of Trading on any Business Day (“Day 1”) will be transmitted to the Fund by facsimile no later than 10:00 a.m. Eastern Time on the following Business Day (“Day 2”) (such Orders are referred to as “Day 1 Trades”).  Each transmission by the Company or its designee of a purchase, exchange or redemption order relating to a Business Day (“Order”) will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase, exchange and redemption Instructions so received by the Company.

All Orders transmitted to the Fund will be communicated in U.S. dollars and will indicate the date of the transaction.  On Business Days where there are no Orders, or where the net dollar amount for purchases and redemptions for an Account equals zero, the communication will so indicate. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

C.            Confirmation.  All Orders transmitted in accordance with Section B of these Manual Procedures are subject to acceptance by the Fund and shall become effective only upon confirmation by the Fund, which confirmation shall be sent to the Company or its designee via facsimile.  The Fund reserves the right, in its sole discretion, to reject any Order.

D.            Pricing of Orders.   Day 1 Trades communicated to the Fund by 10:00 a.m. Eastern Time on Day 2 will be effected at the Share Price for the applicable Portfolio on Day 1.

E.             Settlement.

1.             Purchase Orders.  In the case of Day 1 Trades that constitute a net purchase (including exchanges) Order, the Company or its designee will arrange for a federal funds wire transfer of the net purchase amount to a custodial account designated by the Fund by 3:00 p.m. Eastern Time on Day 2.

2.             Redemption Orders.  In the case of Day 1 Trades that constitute a net redemption (including exchanges) Order, the Fund or its designee will arrange for a federal funds wire transfer of the net redemption amount to a custodial account designated by the Company on Day 2, or in no instance later than the time provided for in the applicable Portfolio’s Prospectus.

3.             Generally.  Settlements will be in U.S. dollars, except that each Portfolio reserves the right, in cases of substantial liquidations, to pay redemption proceeds in whole or in part by a distribution in-kind of readily marketable securities that it holds in lieu of cash in accordance with applicable law, and the Portfolio’s redemption policy as described in the Prospectus.  On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders.  Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open.  Transactions that are the subject of such Orders will be processed at the Share Price for the applicable Portfolio on the Business Day to which the Orders originally relate.

F.             Dividends and Other Distributions.  The Fund or its designee will furnish the Company or its designee written notice of any dividends or other distributions payable on the shares of each Portfolio, via facsimile or other method agreed upon by the parties.  Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the T/A Account(s) and the Fund or designee will notify the Company or its designee as to the number of shares so issued.

G.            Account Reporting and Verification.  The Fund or its designee will deliver to the Company or its designee in writing, via facsimile or other method agreed upon by the parties a statement for the preceding calendar month reflecting the shares of each Portfolio held by the T/A Account(s) as of the end of such preceding month and all purchases, exchanges and redemptions by the Company of shares of a Portfolio during such preceding month.  The Company will, immediately on receipt of any statement concerning a T/A Account, verify the information contained therein against the information contained on the Company’s record-keeping system and immediately advise the Fund or its designee, in writing of any discrepancies between such information.  The Fund and the Company will cooperate to resolve any such discrepancies as soon as reasonably practicable.

H.            Processing Adjustments.  In the event of any error or delay with respect to these Manual Procedures that is caused by the Fund or its designee, the Fund will make any adjustments on its (or its transfer agent’s) recordkeeping system necessary to correct such error or delay.  The Company will make the corresponding adjustments on its accounting system.  The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Manual Procedures.

PARTICIPATION AGREEMENT

Among

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,

MORGAN STANLEY DISTRIBUTION, INC.,

MORGAN STANLEY INVESTMENT MANAGEMENT INC.,

and

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

Dated as of

November 1, 2007